SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 21, 2004

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant’s telephone number)

Item 2. Acquisition or Disposition of Assets.

     On June 21, 2004, our subsidiary, DFW Internet Services, Inc. (d/b/a Nationwide Internet) (“DFW”), completed an acquisition of certain assets of Crescent Communications, Inc. (“Crescent”). We paid approximately $1,150,000 of consideration, consisting of $900,000 in cash (less money advanced to Crescent under the terms of a bridge financing) and $250,000 in the form of a one-year 6% secured promissory note for substantially all of the broadband assets of Crescent. As a result of the acquisition, we acquired certain plant, equipment or other physical property that Crescent used in its broadband business and we intend to continue such use.

     A copy of the press release announcing the completion of the acquisition is attached as an exhibit under Item 7(c) of this report.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits Furnished.

99.1	Asset Purchase Agreement, dated as of June 21, 2004.

99.2	Press Release, dated June 21, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright

Jay O. Wright
President and Chief Executive Officer
MOBILEPRO CORP.

Date: June 21, 2004